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ENVISION SOLAR INTERNATIONAL, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2016

Dear Stockholder:

Notice is hereby given that an Annual Meeting of Stockholders ("Annual Meeting") of Envision Solar International, Inc. ("ESI" or the "Company") will be held at 4:00 p.m. Pacific Time, on Monday, December 19, 2016 at 5660 Eastgate Drive, San Diego, California. 92121.

At the Annual Meeting, you will be asked to consider and vote upon the following:

  Election of members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

  Ratification of the appointment of Salberg & Company, P.A. as ESI's independent registered public accounting firm for the fiscal year ending December 31, 2016.

  Amending the Company's Articles of Incorporation in order to increase the number of authorized shares of common stock from 162,500,000, par value $0.001 per share, to 490,000,000, par value $0.001 per share, and to authorize 10,000,000 shares of preferred stock, par value $0.001.

  Approval of, by non-binding advisory vote, the Company's executive compensation program.

  Transactions of such other business as may properly come before the Annual Meeting or action on any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 21, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of it.

A copy of the Company's Form 10-K for the fiscal year ended December 31, 2015 is included with this Proxy Statement. A copy of the Annual Report and Proxy Statement can also be found on the Internet at www.envisionsolar.com.

Sincerely,

/s/ DESMOND WHEATLEY

Desmond Wheatley

Chief Executive Officer and President

IMPORTANT

Please sign and promptly return the enclosed proxy card in the accompanying postage-paid return envelope so that your shares may be voted if you are unable to attend the Annual Meeting.

ENVISION SOLAR INTERNATIONAL, INC.

5660 EASTGATE DRIVE

San Diego, California 92126

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

December 19, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Envision Solar International, Inc., a Nevada corporation ("ESI" or the "Company"), for use at its 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held 4:00 p.m. Pacific Time, on Monday, December 19, 2016 at 5660 Eastgate Drive, San Diego, California 92121 and at any adjournment or postponement of such meeting.

This Proxy Statement and the accompanying form of Proxy were first mailed to all stockholders entitled to vote at the Annual Meeting on or about October 27, 2016.

The Company's principal executive offices are located at 5660 Eastgate Drive, San Diego, California 92121.  Its telephone number is (858) 799-4583.

Record Date and Voting

Stockholders of record at the close of business on October 21, 2016 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 116,895,334 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote.  Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date.

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted "FOR," "AGAINST," or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum. Broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are also counted for purposes of determining the presence of a quorum for the transaction of business. Shares voted "FOR" or "AGAINST" a particular matter presented to stockholders for approval at the Annual Meeting will be treated as shares entitled to vote ("Votes Cast") with respect to such matter. Abstentions also will be counted toward the tabulation of Votes Cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as an amendment to, or adoption of, a stock purchase plan).

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Stockholders may not cumulate votes in the election of directors. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly.  If a Proxy is returned to the Company and no choice is specified, the shares will be voted "FOR" each of the Company's nominees for director and "FOR" the approval of each of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting the Corporate Secretary, in writing at 5660 Eastgate Drive, San Diego, California 92121 or by telephone at (858) 799-4583. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by November 15, 2016.

Revocability of Proxies

Any stockholder giving a Proxy pursuant to this solicitation, and any beneficial owner of the stock who has voting power over it for which a Proxy has been submitted, may revoke it at any time prior to the meeting.  Revocation is accomplished by filing with the Secretary of the Company at its principal executive offices at 5660 Eastgate Drive, San Diego, California 92121, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person.  The Company will not compensate such individuals for any such services.  Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company no later than February 28, 2017 to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's meeting. If any stockholder intends to present a proposal at the 2017 annual meeting of stockholders without inclusion of such proposal in our proxy materials, including director nominations, we must receive notice of such proposal no earlier than October 17, 2016 and no later than February 17, 2017.  Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act, and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.  Proposals should be addressed to Envision Solar International, Inc., Attention: Corporate Secretary, 5660 Eastgate Drive, San Diego, California 92121.

* * * * *

I.  PROPOSALS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board recommended and nominated Jay S. Potter, Anthony Posawatz, Peter Davidson and Desmond Wheatley as nominees for election of directors at the Annual Meeting, with Desmond Wheatley being nominated to serve as the Chairman of the Board of Directors.  At the Annual Meeting, four directors will be elected to the Board of Directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of ESI. Your proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement.  In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee.  The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director's earlier death, resignation, or removal.

After the Annual Meeting, the Company's Board of Directors will still have three vacancies.  The existing directors have not at this time identified any candidates to fill those vacancies, but will have the right to fill them until the next Annual Meeting of Stockholders.  Accordingly, the vacancies may be filled by resolution of the Company's Board of Directors, or may be filled by election at the next Annual Meeting of Stockholders in 2017.

Nominees for Election to the Board of Directors

The following information provided with respect to the principal occupation, affiliations and business experience during the last five years for each of the nominees has been furnished to us by such nominees. We identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company's business and structure. The directors' experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

  Leadership experience. We believe that directors with experience in significant leadership positions such as chief executive officer and chief financial officer provide the Company with special insights. These people generally possess leadership qualities and the ability to identify and develop those qualities in other people. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as leaders in other organizations, they also have access to important sources of market intelligence, analysis and relationships that may benefit the Company.

  Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. We seek to have directors who are financially knowledgeable.

  Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industry in which we participate.

  Government experience. We seek directors with governmental experience because of our interactions with a variety of governing agencies, both as potential customers and regulatory bodies. The Company recognizes the importance of working constructively with governments and values directors with this experience.

  Technology and education experience. As a technology based company, we seek directors with backgrounds in technology and education because our success depends in part on developing and accessing new ideas.

The name and certain information regarding each nominee are set forth below as of September 30, 2016.  There are no family relationships among directors or executive officers of ESI.

Name	Age	Current Position with ESI
Desmond Wheatley	49	Chief Executive Officer, President, Secretary, and Director
Jay S. Potter	50	Director
Anthony Posawatz	60	Director
Peter Davidson	57	Director

DESMOND WHEATLEY has served as our president, chief operating officer, and secretary since September 2010, and was named chief executive officer and a director in August 2011.  Mr. Wheatley has two decades of senior international management experience in technology systems integration, energy management, communications and renewable energy. Prior to joining Envision, Mr. Wheatley was a founding partner in the international consulting practice Crichton Hill LLC in 2009 and chief executive officer of iAxis FZ LLC, a Dubai based alternative energy and technology systems integration company, from 2007 to 2009.  From 2000 to 2007, Mr. Wheatley held a variety of senior management positions at San Diego based Kratos Defense and Security Solutions, fka Wireless Facilities with the last five years as president of ENS, the largest independent security and energy management systems integrator in the United States. Prior to forming ENS in 2002, Mr. Wheatley held senior management positions in the cellular and broadband wireless industries, deploying infrastructure and lobbying in Washington DC on behalf of major wireless service providers.  Mr. Wheatley's teams led turnkey deployments of thousands of cellular sites and designed and deployed broadband wireless networks in many MTAs across the United States.  Mr. Wheatley has founded, funded, and operated four profitable start-up companies and was previously engaged in merger and acquisition activities.  Mr. Wheatley evaluated acquisition opportunities, conducted due diligence and raised commitments of $500M in debt and equity.  Mr. Wheatley sits on the boards of Admonsters, located in San Francisco California, and the Human Capital Group, located in Los Angeles, California, and was formerly a board member at DNI in Dallas, Texas.

Mr. Wheatley's qualifications are:

  Leadership experience - Mr. Wheatley has been our chief executive officer since August 2011 and President since September 2010.  He has held numerous executive positions in international organizations including five years as president of a publically traded technology and energy management company.

  Industry experience - Mr. Wheatley was the founding member of an international consulting company with expertise in the renewable and energy sectors.  He has held various executive level positions in multiple infrastructure deployment companies and has been involved in energy management and renewables since 2002.

  Finance Experience - Mr. Wheatley was founding partner in multiple companies with direct responsibilities for their financial success and stability.  He has participated in $500 million of capital raises and held full profit and loss responsibility for a public company with approximately $70 million of revenues.

  Education experience - Mr. Wheatley was educated in his native Scotland.

JAY POTTER has served as a director of the Company since 2007.  Mr. Potter has been active in the financial and energy industries for over 20 years and has participated, directed, or placed over two hundred million dollars of capital in start-up and early stage companies.  In 2006, Mr. Potter served as the interim chief executive officer of EAU Technologies Inc. (Symbol: EAUI:OB), a publicly traded company specializing in non-toxic sanitation and disinfectant technologies. In 2007, he founded GreenCore Capital, Inc., an early stage venture capital company, and serves as that company's chairman and chief executive officer.  He has served as chairman, president and chief executive officer of Nexcore Capital, Inc. and its financial service affiliates since co-founding that company in 1996.  Prior to December 2012, he was a registered representative with Allied Beacon Partners, Inc., a registered securities broker dealer firm that has served as the placement agent on certain of the Company's private placements of securities.  Effective December 2012, without admitting or denying the findings, Mr. Potter entered into a Letter of Acceptance, Waiver and Consent with the Financial Industry Regulatory Authority (FINRA) to settle alleged violations of FINRA Rules 2010, 1122, IM-1000 and Article V, Section 2(c) of the Bylaws that impose certain reporting obligations on FINRA members, resulting in a fine and temporary suspension.  Mr. Potter serves as the chairman of Sterling Energy Resources, Inc. (symbol: SGER:PK), a public oil and gas company involved in the acquisition, exploration and development of oil and natural gas from its numerous leases.  Mr. Potter serves as a director of Noble Environmental Technologies Corporation and Fulcrum Enterprises, among others.

Mr. Potter's qualifications are:

  Leadership experience - Mr. Potter has held various executive positions at multiple companies and is a Board member of Envision, Sterling Energy Resources, Inc., GreenCore Capital, LLC, and Noble Environmental Technologies Corporation.

  Industry experience - Mr. Potter has held numerous executive level positions for companies focusing on renewable energies and other environmentally focused ventures.

  Finance Experience - Mr. Potter raised and placed over $200 million of capital into early stage companies, primarily in energy, alternative energy and environmental businesses

  Education experience - Mr. Potter attended San Diego State University.

ANTHONY POSAWATZ P.E. has served as a director of the Company since February 2016.  He has been an automotive industry professional for over 30 years.  Since September 2013, Mr. Posawatz has served as the president and chief executive officer of Invictus iCAR, LLC, an automotive innovation consulting and advisory firm focused on assisting energy and auto clean technology companies.  He served as the president, chief executive officer, and a director of Fisker Automotive from August 2012 to August 2013.  Mr. Posawatz worked for General Motors ("GM") for more than 30 years.  As GM's vehicle line director for the Chevrolet Volt and key leader of global electric vehicle development, he was responsible for bringing the Chevrolet Volt from concept to production (beginning in 2006 as a founding member and employee #1).  He currently serves as a member of several boards of directors, including INRIX, Nexeon, SAFE - Electrification Coalition, Momentum Dynamics, and Electrification Coalition.

Mr. Posawatz's qualifications are:

  Leadership experience -Mr. Posawatz has held various executive level positions including chief executive officer of several companies and is a board member for multiple organizations.

  Industry experience - Mr. Posawatz has led the development of several electric vehicle products and sits on the board of multiple industry organizations.

  Finance Experience - Mr. Posawatz had profit and loss responsibilities in several organizations.

  Education experience - Mr. Posawatz is a licensed professional engineer (P. E.) in Michigan and was both a General Motors Undergraduate Scholar at Wayne State University where he earned a Bachelor of Science degree in mechanical engineering, and a Graduate Fellow at Dartmouth College, Tuck School of Business where he earned a Master of Business Administration.

PETER DAVIDSON has served as a director of the Company since September 2016.  He has been an adjunct professor at Columbia University's School of International and Political Affairs since 2014 and a non-resident fellow at Columbia University's Center on Global Energy Policy since 2015.  In May 2013, Mr. Davidson was appointed by President Obama to serve as the executive director of the Loan Program Office ("LPO") at the United States Department of Energy, a position he held until June 2015.  At the LPO, Mr. Davidson oversaw the program's more than $30 billion portfolio of loans and loan guarantees, making it the largest project finance organization in the United States government.  Mr. Davidson was responsible for ensuring that the LPO carried out its mission to accelerate the deployment of innovative clean energy projects and domestic advanced vehicle manufacturing.  Prior to leading the LPO, Mr. Davidson was the senior advisor for energy and economic development at the Port Authority of New York and New Jersey (from 2012 to 2013) and was the executive director of New York State's economic development agency, the Empire State Development Corporation (from 2009 to 2011).  From 1989 to 2014, Mr. Davidson was an entrepreneur who founded and managed several separate companies in television and radio broadcasting, outdoor advertising, and traditional and digital marketing services, with a focus on the Hispanic market. From 1986 to 1989, he was an executive in the investment banking division of Morgan Stanley & Co.  Since 2001, Mr. Davidson has also been the chairman of the JM Kaplan Fund, a New York City based philanthropic organization. Under his leadership, grant making has focused on reducing New York City's carbon footprint, supporting immigrant integration in the U.S. and archeological conservation world-wide.  Mr. Davidson received his Master of Business Administration degree from Harvard University in 1986 and his Bachelor of Arts degree from Stanford University in 1981.

Mr. Davidson's qualifications are:

  Leadership experience - Mr. Davidson has held various executive level positions at multiple companies.  Further, he has served as executive director of the Loan Program Office of the United States Department of Energy, the executive director of the Empire State Development Corporation, and was chairman of the JM Kaplan Fund.

  Industry experience - Mr. Davidson is non-resident fellow at Columbia University's Center on Global Energy Policy and has been the chairman of the JM Kaplan Fund, a New York City based philanthropic organization where grant making has focused on reducing New York City's carbon footprint, supporting immigrant integration in the United States, and archeological conservation world-wide.

  Finance Experience - Mr. Davidson has had profit and loss responsibilities in several organizations.  Further, while working as the executive director of the Loan Program Office of the United States Department of Energy, he oversaw the program's more than $30 billion portfolio of loans and loan guarantees, making it the largest project finance organization in the United States government.

  Education experience - Mr. Davidson received his bachelor's degree from the Stanford University and a Master of Business Administration degree from Harvard University.

No officer or director is required to make any specific amount or percentage of his business time available to us.  Each of our officers intends to devote such amount of his or her time to our affairs as is required or deemed appropriate by us.

Required Vote

The four nominees receiving the highest number of affirmative "FOR" votes shall be elected as directors.  Stockholders may not cumulate votes in the election of directors.  Unless marked to the contrary, proxies received will be voted "FOR" these nominees.

Recommendation

Our Board of Directors recommends a vote "FOR" the election to the Board of Directors of each of the foregoing nominees.

* * * * *

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Salberg & Company, P.A. as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016.  Notwithstanding its selection, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of ESI and its stockholders.  If the appointment is not ratified by our stockholders, the Board of Directors may reconsider whether it should appoint another independent registered public accounting firm.

Audit and Non-Audit Fees

The Company's Board of Directors reviews and approves audit and permissible non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services.  In its review of non-audit service and its appointment of Salberg & Company, P.A. as our independent registered public accounting firm, the Board considered whether the provision of such services is compatible with maintaining independence.  All of the services provided and fees charged by Salberg & Company, P.A. in 2015 and 2014 were approved by the Board.  The following table shows the fees for the years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees (1)	$ 57,000	$57,000
Audit Related Fees (2)	$ 0	$0
Tax Fees (3)	$ 0	$0
All Other Fees	$ 0	$0

(1)     Audit fees - these fees relate to the audit of our annual consolidated financial statements and the review of our interim quarterly financial statements.

(2)     Audit related fees - these fees relate primarily to audit related consulting projects.

(3)     Tax fees - no fees of this sort were billed by Salberg & Company P.A., our principal accountant during 2015 and 2014.

Pre-Approval of Audit and Non-Audit Services

The Board, through its chairman, pre-approves, typically at the beginning of our fiscal year, all audit services to be provided by an independent registered public accounting firm.  As part of the review, the chairman will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At Board meetings throughout the year, the auditor and management may present subsequent services for approval.

The Board has considered the provision of non-audit services provided by our independent registered public accounting firm to be compatible with maintaining their independence. The Board will continue to approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Required Vote

Ratification of the appointment of Salberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative "FOR" vote of a majority of the Votes Cast on the proposal.  Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Salberg & Company, P.A.

Recommendation

Our Board of Directors recommends a vote "FOR" the ratification of the appointment of Salberg & Company, P.A.  as our independent registered public accounting firm for the year ending December 31, 2016.

* * * * *

PROPOSAL NO. 3

APPROVAL BY NON-BINDING ADVISORY VOTE OF THE COMPANY'S CURRENT EXECUTIVE COMPENSATION PROGRAM.

You are being asked to vote on a proposal commonly known as a "say-on-pay" proposal, which gives you the opportunity to express your approval or disapproval, on a non-binding advisory basis, of our executive officer compensation program, policies and practices through the following resolution:

"RESOLVED, that the stockholders of Envision Solar International, Inc. approve, on an advisory basis, the Company's executive compensation plans and programs, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company's proxy statement for the 2016 annual meeting of stockholders."

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis, beginning on page 17.  As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles which emphasize compensation opportunities that reward results.  Our use of stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term stockholders, thereby supporting the Company's strategic objectives and mission.

This advisory vote is in accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), adopted in mid-2010.  The Dodd-Frank Act requires that public companies give their stockholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of stockholders held after January 21, 2013 for Smaller Reporting Companies.  The SEC has adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement.  This "say-on-pay" proposal is being submitted to you to obtain the advisory vote of the stockholders in accordance with the Dodd-Frank Act, Section 14A of the Securities Exchange Act of 1934, as amended, and the SEC's rules.

Required Vote

Because your vote is advisory, it will not be binding upon the Board of Directors. Our Board of Directors (including our Compensation Committee) will, however, take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

Recommendation

Our Board of Directors recommends a vote "FOR" approval of the Company's executive compensation program.

* * * * *

PROPOSAL NO. 4.

INCREASE THE NUMBER OF AUTHORIZED SHARES TO INCREASE AMOUNT OF AUTHORIZED COMMON STOCK AND AUTHORIZE PREFERRED STOCK.

You are being asked to vote to amend the Company's Articles of Incorporation in order to increase the number of authorized shares of common stock from 162,500,000, par value $0.001 per share, to 490,000,000, par value $0.001 per share, and to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (the "Amendment").

Our Board of Directors voted unanimously to implement the Amendment because the Board of Directors believes that increasing the number of authorized shares of common stock and authorizing shares of preferred stock will allow the Company to raise part of the capital necessary for the Company to grow its business in the future.

At this time, the Company does not plan to create a series of preferred stock.  When the Company determines to create a series of preferred stock, the terms of the preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Company's Board of Directors.

The Company is not expected to experience a material tax consequence as a result of the Amendment.  Increasing the number of authorized shares of common stock and authorizing preferred stock may, however, subject the Company's existing shareholders to future dilution of their ownership and voting power in the Company.

Potential Anti-Takeover Effect

The shares of common stock and preferred stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  For example, without further stockholder approval, the Board could strategically sell shares of common stock or preferred stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.  Although this proposal to increase the number of authorized shares of common stock and to authorize preferred stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal No. 4 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

You are given the option on the proxy card of selecting for, against, or abstaining. For the reasons set forth above, our Board recommends that you vote yes.

Required Vote

We must receive written consents representing a majority of the outstanding shares of our common stock for approval of the Amendment.  Unless marked to the contrary, proxies received will be voted "FOR" the Amendment.

Recommendation

Our Board of Directors recommends a vote "FOR" the amendment to the Company's Articles of Incorporation in order to increase the number of authorized shares of common stock from 162,500,000, par value $0.001 per share, to 490,000,000, par value $0.001 per share, and to authorize 10,000,000 shares of preferred stock, par value $0.001 per share.

* * * * *

II. CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Our Board of Directors held a total of three meetings during our fiscal year ended December 31, 2015. Each director attended all of the fiscal year 2015 meetings of our Board of Directors during which he was a member and each committee on which he served from the time of being elected to the Board.  We have no formal policy regarding attendance by our directors at Board meetings, although we encourage attendance and most of our directors have historically attended the meetings.  Our executive officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors.  Our directors hold office until the expiration of their respective terms or until their successors have been duly elected and qualified.

Board of Directors Independence

The Board of Directors has determined that two of our director nominees standing for election are "independent directors" as defined in Rule 4200 of Financial Industry Regulatory Authority's ("FINRA") listing standards.  In determining the independence of our directors, the Board of Directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the Securities and Exchange Commission (the "SEC") and FINRA rules.  In making the determination of the independence of our directors, the Board of Directors considered all transactions in which ESI and any director had any interest, including those discussed under "Certain Relationships and Related Transactions" below, and transactions involving payments made by ESI to companies in the ordinary course of business where the candidate serves on the board of directors or as a member of the executive management of the other company.

Board Leadership Structure and Committee Composition

Mr. John Evey currently serves as our Chairman of the Board, but our Board of Directors has determined that appointing Mr. Desmond Wheatley as our new Chairman of the Board would serve the best interests of the Company and our stockholders going forward.  As Chairman of the Board, Mr. Wheatley will consult with management of the Company and the chairperson of our compensation committee and establish the agenda for each meeting of the Board of the Directors.  We believe that Mr. Wheatley's guidance will enable the Board of Directors to continue to efficiently and effectively develop and implement business strategies and oversee our risk management efforts.  Furthermore, Mr. Evey is not a candidate for election as a director at this Annual Meeting.

Because Mr. Wheatley is also involved in our management, the Board of Directors and its compensation committee may also retain outside legal, financial or other advisors, as necessary or appropriate.

We intend to establish an audit committee of the Board of Directors, which will consist of independent directors of which at least one will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.  The audit committee's duties will be to recommend to our Board of Directors the engagement of independent auditors to audit our consolidated financial statements and to review our accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by any internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of consolidated financial statements and generally accepted accounting principles.

The Company has established a compensation committee which consists of two directors, Mr. John Evey and Mr. Jay S. Potter.  The compensation committee is responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, and determining the total compensation of our officers and directors.  The Board of Directors does not have a nominating committee. Therefore, the selection of persons for election to the Board of Directors was neither independently made nor negotiated at arm's length.  After the Annual Meeting, the Board of Directors may appoint one or more new members to its compensation committee.

Board Role in Risk Oversight

The Board of Directors carries out its role in the oversight of risk both directly and through its compensation committee.  The Board of Directors' direct role includes the consideration of risk in the strategic and operating plans that are presented to it by management.  The compensation committee established by the Board of Directors carries out the Board of Directors' oversight of risk as follows:

  The Compensation Committee determines the compensation of our executive officers and directors, administers benefit plans and policies with respect to our executive officers, and considers whether any of those plans or policies creates risks that are likely to have a material adverse effect on the Company.

The Company intends to try to expand the Board of Directors and its committees in the future by appointing and nominating for election new independent members to fill the vacancies that currently exist on the Board of Directors.  While our Board of Directors oversees our management of risk as outlined above, management is responsible for identifying and managing risks.

Nominations Process and Director Qualifications

The Board of Directors has not yet established a nominating or corporate governance committee.  The current small size of the Board has not yet made the formation of those committees feasible.  Accordingly, the Board of Directors reviews the skills and characteristics required of Board members.  All of the current members of the Board of Directors are involved in the nomination consideration process.  The Board will consider a candidate's independence, as well as the perceived needs of the Board and the candidate's background, skills, business experience and expected contributions.  At a minimum, members of the Board must possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders.  The Company does not have a particular policy regarding considering potential candidates for nomination for election as directors that may be suggested by our shareholders.  We believe that we would give them the same consideration as other candidates.

They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board may also take into account the benefits of diverse viewpoints, as well as the benefits of constructive working relationships among directors.  The Board considers diverse viewpoints based on the diversity of the career experiences among potential candidates, diversity of their respective expertise, diversity of their respective educational backgrounds, and the diversity of their respective charitable, cultural and social interests as those interests may pertain to the advice they render and the network of relationships they bring for the benefit of the Company.  The success of the nomination process, and in particular its achieving diversity, is evaluated by the whole Board based on whether its members fulfill the Company's needs for advice, expertise, guidance and relationships, or whether and to what extent the Company must hire outside professionals to fulfill those needs.

The Board of Directors also reviews and determines whether existing members of the Board should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors and the changing needs of the Board.  We do not have a limit on the number of terms an individual may serve as a director on our Board.

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses the appropriate composition, size and independence of the Board, and whether any vacancies are expected due to change in employment or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director.  Candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.  The Board will consider shareholder recommendations for candidates for the Board that are properly submitted in the same manner it considers nominees from other sources. In evaluating such recommendations, the Board will use the qualifications standards described above and will seek to achieve a balance of knowledge, experience and capability on the Board.

In the future the Company will seek to add new independent directors to its Board of Directors by appointing or nominating them for election to fill vacancies that now exist on the Board.  When making determinations regarding independence, the Board of Directors will periodically evaluate the independence of each member and prospective member of the Board of Directors. The Board of Directors will analyze whether a director or candidate is independent by evaluating, among other factors, the following:

  whether the person, or any of such person's family members, has accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) as compensation for Board or Board committee service, (ii) compensation paid to a family member who is employed by us other than as an executive officer, or (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation;

  whether the person has any material relationship with us, either directly, or as a partner, stockholder or officer of an organization with which we have a relationship;

  whether the person is our current employee or was one of our employees within three years preceding the date of determination;

  whether the person is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

  whether the person is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director as an executive officer;

  whether the person receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any of its committees, including reimbursement for reasonable expenses incurred in connection with such service, and for reasonable educational expenses associated with Board of Directors or committee membership matters;

  whether an immediate family member of the person is one of our current executive officers or was an executive officer within three years preceding the date of determination;

  whether an immediate family member of the person is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates or (ii) any of our former internal or external auditors or any affiliate of ours which performed services for us within three years preceding the date of determination; and

  whether an immediate family member of the person is or in the three years preceding the date of determination has been part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and the Board of Directors considers all other factors which could assist it in its determination that a person has no material relationship with us that could compromise that person's independence.

Risk Considerations in our Compensation Programs

We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Board examined all of its compensation arrangements and the authority and autonomy of its employees and consultants who receive the compensation.  The Board assesses whether the compensation arrangement is excessively weighted towards incentives that would encourage an autonomous employee or consultant to endanger the Company.

Based on a review of these factors, the small size of the Company, the limited autonomy of its employees and consultants, and the fact that bonuses are discretionary and subject to the approval of the whole Board, the Board has determined that our compensation programs do not encourage the taking of excess risk.

Communications with the Board of Directors

Stockholders may contact the Board of Directors about bona fide issues or questions regarding ESI by sending an email to Desmond Wheatley at desmond.wheatley@envisionsolar.com or by writing the Corporate Secretary at the following address:

Envision Solar International, Inc.

Attn: Corporate Secretary

5660 Eastgate Drive

San Diego, California 92121

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and certain persons who own more than 10% of a registered class of our equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership ("Section 16 Reports") with the Securities and Exchange Commission.  Reporting Persons are required by the SEC to furnish us with copies of all Section 16 Reports they file.

Based solely on our review of the copies of such Section 16 Reports received by us, or written representations received from certain Reporting Persons, not all Section 16(a) filing requirements applicable to our Reporting Persons during and with respect to the fiscal year ended December 31, 2015 have been complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the year ended December 31, 2015, the Company made cash payments totaling $76,000, accrued an additional $22,500, and additionally issued 373,107 shares of the Company's common stock with a total value of $54,000 to GreenCore Capital, LLC ("GreenCore") for professional services provided to the Company as detailed in that certain consulting agreement by and between the Company and GreenCore, dated March 28, 2014.  Subsequently, during the nine months ended September 30, 2016, the Company made cash payments totaling $62,500, has an accrued payable of $34,000, and additionally issued 464,115 shares of the Company's common stock with a total value of $81,000 to GreenCore.  Jay Potter, our director, is the managing member of GreenCore.

During the year ended December 31, 2015, pursuant to a lease agreement between the Company and Desmond Wheatley, the Company made cash payments to Desmond Wheatley, our president and chief executive officer and director, totaling $13,480 for the lease of a vehicle owned by Mr. Wheatley but used exclusively by the Company for Company business.  The lease was terminated in 2015.

During the year ended December 31, 2015, and in consideration for the Master Unconditional Limited Guaranty between Silicon Valley Bank ("Bank") and Keshif Ventures LLC ("Keshif") (the "Guaranty") of the Company's obligations extended under a Loan and Security Agreement with the Bank, the Company issued 571,429 shares of its common stock with a value of $85,714 to Keshif, a shareholder owning more than 10% of the Company's common stock outstanding, pursuant to a Stock Purchase Agreement.  Further, related to the Guaranty issued by Keshif, the Company is obligated to issue additional shares of its common stock based on the formula as defined in the Stock Purchase Agreement made by us with Keshif related to the Guaranty.   The Company is obligated to issue 147,493 shares of its common stock in October 2016 with a contractual value of $25,000 to Keshif for the Guaranty.  The value of this share issuance is being expensed over the remaining period of the Guaranty currently maturing on October 29, 2016.

In September 2016, GreenCore Capital, LLC, an affiliate of Jay S. Potter, a director of the Company, completed payment for the purchase, on behalf of itself and several third parties, of: (a) a 10% convertible promissory note in the outstanding principal amount of $600,000, payable by the Company, and (b) a total of 11,578,440 shares of the Company's common stock from Robert Noble, a prior director and executive officer of the Company, for total cash consideration of $1,332,633.  The closing of the transaction is pending.  GreenCore Capital, LLC disclaims and will not at any time have any beneficial interest in the 10%

convertible promissory note.  The outstanding balance of the note is convertible by its holders into shares of the Company's common stock at a conversion price of $0.15 per share.

In 2009, the Company executed a 10% convertible note payable in the amount of $102,236 due December 31, 2010 to John Evey for amounts loaned to the Company.  Mr. Evey joined the Board of Directors on April 27, 2010.  Through a series of extensions, the maturity date of the note was extended to December 31, 2016.  During the year ended December 31, 2015, in lieu of interest payments, the Company made principal payments on this note amounting to $12,000.  The balance of the note as of December 31, 2015 was $86,616 with accrued and unpaid interest amounting to $36,749.  During the nine months ended September 30, 2016, in lieu of interest payments, the Company made principal payments on this note amounting to $9,000.  The balance of the note as of September 30, 2016 was $77,616 with accrued and unpaid interest amounting to $45,967.

III.  SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2016 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of September 30, 2016 are deemed outstanding even if they have not actually been exercised.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned.  Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 5660 Eastgate Dr, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

John Evey	1,051,175 (3)	0.89%
Jay Potter	14,082,684 (4)	12.04%
Anthony Posawatz	222,222 (5)	0.19%
Peter Davidson	62,500 (5)	0.05%
Desmond Wheatley	- (6)	-
Chris Caulson	- (7)	-
Keshif Ventures, LLC	25,904,762 (8)	22.16%
All officers and directors as a group (6 persons)	15,418,581	13.12%

  Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise by such person of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 30, 2016.

  Based on 116,895,334 shares of our common stock outstanding as of September 30, 2016.

  Does not include 1,000,000 shares of common stock issuable upon the exercise of options which are subject to a Deferral Agreement.  Includes 617,915 shares of common stock to be issued with the conversion of a convertible note payable by the Company.

  Includes 1,041,166 shares of common stock owned directly.  Includes 13,041,518 shares of common stock owned by GreenCore Capital LLC for which Mr. Potter is the managing member. Reflects the fact that GreenCore Capital, LLC disclaims any beneficial interest in the Company's 10% convertible note to be purchased from Robert Noble.  Does not include 1,000,000 shares of common stock issuable upon the exercise of options which are subject to a Deferral Agreement. Does not include 194,369 shares of common stock issuable upon the exercise of stock warrants which are subject to a Deferral Agreement.

   Includes shares released to the director representing the earned portion of a stock grant for a three year term of Board service.

  Does not include 4,320,000 shares of common stock issuable upon the exercise of options which are subject to a Deferral Agreement.

  Does not include 2,700,000 shares of common stock issuable upon exercise of options which are subject to a Deferral Agreement.

  Includes 25,904,762 shares of common stock.  Does not include 10,666,666 shares of common stock issuable upon the exercise of warrants which are subject to a Deferral Agreement.  Does not include 147,493 shares of common stock the Company is obligated to issue to it in October 2016. The address of this shareholder is 990 Highland Dr., Suite 314, San Diego, California 92075.

IV.  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Executive officers of the Company, and their ages as of September 30, 2016, are as follows:

Name	Age	Current Position with ESI
Desmond Wheatley	50	President and Chief Executive Officer, Secretary, and Director
Chris Caulson	47	Chief Financial Officer, and Treasurer

See section entitled "Nominees" under Proposal No. 1, Election of Directors above, for a brief description of the business experience and educational background of Mr. Wheatley.

CHRIS CAULSON has been our chief financial officer since August 2011 and previously led our accounting and finance functions since June 2010.  Mr. Caulson brings over 24 years of financial management experience including security infrastructure and technology integration, wireless communications, and telecommunications industries.  From 2004 into 2009, Mr. Caulson held various positions including Vice President of Operations and Finance of ENS, the largest independent technology systems integrator in the United States and a wholly-owned division of Kratos Defense & Security Solutions, Inc. In this role, Mr. Caulson was responsible for the operational and financial execution of multiple subsidiaries and well over $100 million of integration projects including networks for security, voice and data, video, life safety and other integrated applications.  Prior to 2004, Mr. Caulson was chief financial officer of Titan Wireless, Inc., a $200 million international telecommunications division of Titan Corp (subsequently purchased by L-3.).  Mr. Caulson, who has a Bachelor of Accountancy degree from the University of San Diego, began his career with the public accounting firm Arthur Andersen.

Mr. Caulson's qualifications:

  Leadership experience - Mr. Caulson has been our chief financial officer since August 2011 and has held similar positions in multiple other companies.

  Finance experience - Mr. Caulson has over 25 years of experience in financial related positions and was an external auditor in the public accounting firm of Arthur Andersen.

  Industry experience - Mr. Caulson has held multiple financial related executive positions in publically traded companies.

  Education experience - Mr. Caulson received a Bachelor of Accountancy degree from the University of San Diego.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table ("Named Executive Officers"), and executive officers that we may hire in the future.  As more fully described below, our Board's compensation committee reviews and recommends policies, practices, and procedures relating to the total direct compensation of our executive officers, including the Named Executive Officers, and the establishment and administration of certain of our employee benefit plans to our Board.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive's total compensation package.  We strive to accomplish these objectives by compensating all executives with compensation packages consisting of a combination of competitive base salary and incentive compensation.

The compensation received by our Named Executive Officers is based primarily on the levels at which we can afford to retain them and their responsibilities and individual contributions.  Our compensation policy also reflects our strategy of minimizing general and administration expenses and utilizing independent professional consultants.  To date, we have not applied a formal compensation program to determine the compensation of the Named Executives Officers.  In the future, our compensation committee and Board expect to apply the compensation philosophy and policies described in this section of our annual report.

The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace.  Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our compensation committee who will make recommendations regarding compensation to our Board.  The following is a brief description of the key elements of our planned executive compensation structure.

  Base salary and benefits are designed to attract and retain employees over time.

  Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

  Equity incentive awards, such as stock options and non-vested stock, focus executives' efforts on the behaviors within the recipients' control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

  Severance and change in control plans are designed to facilitate a company's ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

Benchmarking

We have not yet adopted benchmarking but may do so in the future.  When making compensation decisions, our compensation committee and Board may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies.  Our Board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation.  Each executive officer's compensation relative to the benchmark varies based on the scope of responsibility and time in the position.  We have not yet formally established our peer group for this purpose.

The Elements of ESI's Compensation Program

Base Salary.  Executive officer base salaries are based on job responsibilities and individual contribution.  Our compensation committee or Board review the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise.  Additional factors reviewed by our compensation committee and Board in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance.  For the year ended December 31, 2015, all executive officer base salary decisions were approved by the Board.

Incentive Compensation Awards.  The Named Executives have not been paid bonuses and our compensation committee has not yet recommended a formal compensation policy for the determination of bonuses.  If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Envision: (1) the growth in our revenue, (2) the growth in our gross profit (3) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted ("EBITDA"), (4) achievement of other corporate goals as outlined by the Board and (5) our stock price.  The Board has not adopted specific performance goals and target bonus amounts, but may do so in the future.

Equity Incentive Awards.  In order to provide an incentive to attract and retain directors, officers, and other employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, on August 10, 2011, the Board approved and caused the Company to adopt a new equity incentive plan (the "2011 Plan"), pursuant to which 31,500,000 shares of our common stock are reserved for issuance as awards to employees, directors, officers, consultants and other service providers.  This 2011 Plan was ratified by our shareholders in 2012.

On February 12, 2016, the Company issued 200,000 stock options to each of the three non- executive directors that served as a director during 2015, other than Mr. Moody, for a total of 600,000 stock options.  These options were granted as compensation for the services provided in 2015, vested immediately, and were valued using the Black-Scholes option pricing methodology.  Jay Potter and John Evey each received 200,000 options exercisable at a price of $0.125 per share for a period of 10 years from the date of grant, with a combined total valuation of $40,100.  Robert Noble, our former chairman, received 200,000 options exercisable at a price of $0.1375 per share for a period of 5 years from the date of grant for a total valuation of $15,493.  From January 1, 2015 through September 30, 2016, there were no additional stock options issued to any members of the Board of Directors or executive officers of the Company.

During the year ended December 31, 2015, the Company released 347,220 shares of common stock with a per share fair value of $0.15, or $52,082 (based on the market price at the time of the agreement), to two directors for their service as defined in their respective Restricted Stock Grant Agreements.

Additionally, although there were no new awards under the 2007 or 2008 Plans granted since 2011, there are prior awards outstanding under ESI's 2008 Plan to former officers and advisors.  The 2007 Plan was terminated in March 2012.

Benefits and Prerequisites.  At this stage of our business we have limited benefits and no prerequisites for our employees other than vacation benefits. We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers.  We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

Separation and Change in Control Arrangements.  On August 10, 2011, the Company entered into employment agreements with its Chief Executive Officer and its Chief Financial Officer.  The term of the agreements was through January 1, 2016.  The agreements called for a payment to the executive employee equal to one year of salary plus 100% of his bonus potential if the executive is terminated for reasons other than mutual agreement, executive's death, executive's breach, or upon disability of the executive, as defined.  If the executive is terminated as a result of a change of control, as defined, then the executive would receive a payment equal to two years of annual compensation and 100% of his bonus potential for such two year period.

There were no other employment agreements outstanding as of December 31, 2015 or September 30, 2016.

Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company's compensation program for senior executives, including the named executive officers.  The compensation committee of ESI has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2016 and, based on such review and discussions, the compensation committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the compensation committee, consisting of:

John Evey

Jay S. Potter

Executive Compensation Tables

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services rendered in all capacities by our Chief Executive Officer and all other compensated executive officers, as determined by reference to total compensation for the fiscal periods ended December 31, 2015 and December 31, 2014, who were serving as executive officers at December 31, 2015 and former executive officers, who received or are entitled to receive remuneration in excess of $100,000 during each of those fiscal periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Desmond Wheatley (1),	2015	$200,000	0	0	0	0	0	$200,000
Chief Executive Officer	2014	$200,000	0	0	0	0	0	$200,000

Chris Caulson (2),	2015	$165,000	0	0	0	0	0	$165,000
Chief Financial Officer	2014	$165,000	0	0	0	0	0	$165,000

Officers as a Group	2015	$365,000	0	0	0	0	0	$365,000
	2014	$365,000	0	0	0	0	0	$365,000

(1)   Mr. Wheatley was appointed Chief Executive Officer on August 10, 2011.

(2)   Mr. Caulson was appointed Chief Financial Officer on August 10, 2011.

 The following table summarizes the total outstanding non-incentive equity awards as of December 31, 2015, for each named executive officer:

Outstanding Equity Award Table

Name	Number of securities underlying unexercised-number exercisable	Number of securities underlying unexercised-number unexercisable	Option exercise price($)	Option expiration date

Desmond Wheatley Chief Executive Officer	4,320,000	0	$0.27	August 9, 2021

Chris Caulson, Chief Financial Officer	2,700,000	0	$0.27	August 9, 2021

Agreements with Executive Officers

As of September 30, 2016, there were no employment agreements with any executive officer. On October 18, 2016, the Company entered into a five-year employment agreement, effective as of January 1, 2016, with Mr. Desmond Wheatley, the Chief Executive Officer and President of the Company (the "Agreement").  Pursuant to the Agreement, Mr. Wheatley will receive an annual salary of $250,000 per annum, which will be paid (i) in twenty-four installments of $8,333.33 each on the fifteenth and last day of each month and (ii) twenty-four installments of $2,083.34, on the same dates, which Mr. Wheatley will defer until such time as Mr. Wheatley and the Board of Directors agree that payment of the deferred salary and/or cessation of the deferral is appropriate.  In certain circumstances upon the Company achieving specified milestones, which are described in the Agreement, Mr. Wheatley can demand payment of all or any portion of the deferred amount, and the Company must comply with such demand.  All deferred amounts will be evidenced by an unsecured convertible promissory note payable by the Company to Mr. Wheatley, bearing simple interest at the rate of 10% per annum, accruing until paid, convertible into shares of the Company's common stock at $0.15 per share (subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalizations, and similar extraordinary transactions) at any time in whole or in part at Mr. Wheatley's discretion, with a maturity date of December 31, 2020.  Additionally, pursuant to the Agreement, on

October 18, 2016, Mr. Wheatley was granted 4,350,000 stock options to purchase 4,350,000 shares of the Company's common stock pursuant to the Company's 2011 Stock Incentive Plan, exercisable at an exercise price of $0.15 per share for a period of ten years from the date of grant, vesting as follows: 1,450,000 on October 18, 2016, 1,450,000 on January 1, 2017, and 1,450,000 on January 1 2018.

2008 Stock Option Plan

On February 12, 2010, in connection with our reverse merger with Envision Solar International, Inc., a California corporation, we adopted the 2008 Stock Option Plan pursuant to which shares of Envision CA common stock were reserved for issuance as awards to employees, directors, consultants and other service providers.  The purpose of the 2008 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2008 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The incentive stock options may only be granted to employees.  Nonstatutory stock options may be granted to employees, directors and consultants.  The 2008 Plan will continue to be administered by our Board until such time as such authority has been delegated to a committee of the Board.  On a post-Merger basis, 5,867,007 stock options have been granted to date and remain outstanding under the 2008 Plan.

2011 Equity Incentive Plan

On August 10, 2011, in order to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, the Company, through its Board of Directors, adopted a new equity incentive plan (the "2011 Plan"), pursuant to which 30,000,000 shares (plus annual increases as defined in the plan) of our common stock are reserved for issuance as awards to employees, directors, consultants and other service providers.  Under the 2011 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options.  The incentive stock options may only be granted to employees.  Nonstatutory stock options may be granted to employees, directors and consultants.  The 2011 Plan will continue to be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors.  The 2011 Plan was ratified by our shareholders in 2012.  To date, 9,520,000 stock options have been granted and remain outstanding under the 2011 Plan.

Director Compensation

The following Summary Compensation Table sets forth all compensation paid, distributed or accrued for services rendered in the capacities of non-executive Board members through September 30, 2016.

Name	Fees earned or cash paid	Year	Option Awards ($)(1)	Stock Awards ($)(2)	All other compensation	Total ($)
John Evey	0	2016	20,050(3)	37,500(4)	0	57,550
	0	2015	0	0	0	0

Jay Potter	0	2016	20,050(3)	37,500(4)	0	57,550
	0	2015	0	0	0	0

Anthony Posawatz	0	2016	0	33,333(5)	0	33,333

Peter Davidson	0	2016	0	9,375(6)	0	9,375

Don Moody	0	2016	0	20,833(7)	0	20,833
	0	2015	0	41,666 (7)	0	41,666

Robert Noble (8)	0	2016	15,493(3)	0	0	15,493
	0	2015	0	0	0	0

Paul Feller	0	2015	0	10,416 (9)	0	10,416

Jack Schneider (10)	0	2015	0	0	0	0

All Directors as a	0	2016	55,593	138,541	0	194.134
Group		2015	0	52,082	0	52,082

____________________

  This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718.

  This represents the value of stock released to the director during the identified period which is a portion of a larger multiple year award issued to the director for applicable multiple year services.

  On February 12, 2016, the Company issued 200,000 nonqualified stock options pursuant to our 2011 Plan to each of these non-executive directors that served as directors during 2015, other than Mr. Moody. These options were granted as compensation for the services provided in 2015, and vested immediately.

  On February 12, 2016, the Board approved a compensation program for all non executive directors that do not otherwise have a pre-existing compensation plan.  Starting for the 2016 year of service, Jay Potter and John Evey each received 1,000,000 shares of common stock, with a per share value of $0.15 (based on contemporaneous cash sales prices), or $150,000, that vests equally at the end of each calendar quarter that such director remains in service as a director over a three year period.  The share issuances will be proportionally expensed during the period in which they vest. The Company issued and released 249,999 of these shares, with a value of $37,500, during the nine month period ended September 30, 2016 to each of John Evey and Jay Potter.

  On February 19, 2016, Mr. Anthony Posawatz accepted an appointed as a new director of the Company effective February 19, 2016.  In consideration for Mr. Posawatz's acceptance to serve as a director of the Company, the Company agreed to grant him 1,000,000 restricted shares of its common stock, with a per share value of $0.15 (based on contemporaneous cash sales prices), or $150,000, vesting according to the following vesting schedule: 27,777 per month over a 36 month period commencing on March 31, 2016, issuable on the last day of each calendar quarter so long as Mr. Posawatz serves as a director of the Company, subject to the grantee's right to waive vesting and issuance on a quarterly basis. The share issuances will be proportionally expensed during the period in which they vest.  During the nine months ended September 30, 2016, the Company released 222,222 shares of common stock with a per share fair value of $0.15, or $33,333 (based on the market price at the time of the agreement), to Mr. Posawatz for his service as defined in this respective Restricted Stock Grant Agreement.

  On September 8, 2016, Mr. Peter W. Davidson accepted an appointment as a new director of the Company, effective September 8, 2016.  In consideration for Mr. Davidson's acceptance to serve as a director of the Company, the Company agreed to grant 750,000 restricted shares of its common stock to Mr. Davidson, vesting according to the following vesting schedule: 62,500 shares or pro rata portion thereof per calendar quarter over a 36 month period commencing on September 30, 2016, issuable on the last day of each calendar quarter so long as Mr. Davidson serves as a director of the Company, provided, that the first vesting is scheduled to occur on September 30, 2016 and be for 62,500 shares.  The Company intends to grant up to an additional 750,000 restricted shares of its common stock to Mr. Davidson based on Mr. Davidson achieving certain performance criteria to be agreed upon by the Board of Directors after discussion with senior management at a future date. During the nine months ended September 30, 2016, the Company released 62,500 shares of common stock with a per share fair value of $0.15, or $9,375 (based on the market price at the time of the agreement), to Mr. Davidson for his service as defined in this respective Restricted Stock Grant Agreement.

  On July 11, 2014, Mr. Don Moody accepted an appointment as a new director of the Company effective July 11, 2014.  In consideration for Mr. Moody's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on July 11, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on September 30, 2014.  The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000.  The Company issued and released 138,888 of these shares, with a value of $20,833, during the nine month period ended September 30, 2016. The Company issued and released 277,776 of these shares, with a value of $41,666, during the twelve month period ended December 31, 2015. The Company issued and released 305,560 of these shares, with a value of $45,834, during the twelve month period ended December 31, 2014.  Mr. Moody resigned from the Board effective September 8, 2016.

  Mr. Noble resigned as a director on December 24, 2015.

  On January 23, 2014, Mr. Paul H. Feller accepted an appointment as a new director of the Company effective January 23, 2014.  In consideration for Mr. Feller's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on January 24, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on March 31, 2014.  The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000. The Company issued and released 69,444 of these shares, with a value of $10,416, during the twelve month period ended December 31, 2015.  Mr. Feller resigned as a director on April 30, 2015.

  On April 2, 2014, Mr. John "Jack" Schneider accepted an appointment as a new director of the Company effective April 2, 2014.  In consideration for Mr. Schneider's acceptance to serve as a director of the Company, the Company granted 1,000,000 restricted shares of its common stock to him, subject to the terms and conditions set forth in the Restricted Stock Grant Agreement including but not limited to the following vesting schedule: 166,672 shares on April 2, 2014 and then 69,444 shares on the last day of each calendar quarter thereafter commencing on June 30, 2014.  The total value of this stock grant is $0.15 per share (based on contemporaneous cash sales prices) or $150,000.  Mr. Schneider resigned from the Board on March 5, 2015.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes "incorporated by reference."  This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading.

This proxy statement is sent to you as part of the proxy materials for the 2016 Annual Meeting of Stockholders.  You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2016 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized.  This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

FORWARD LOOKING STATEMENTS

This proxy statement contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this proxy statement regarding future actions and benefits relating to our executive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading "Risk Factors" in our annual report on Form 10-K (accompanying this report), and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

By Order of the Board of Directors

/s/Desmond Wheatley

Desmond Wheatley

Chief Executive Officer

October 27, 2016

In some cases, only one Annual Report or Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or Proxy Statement, to each stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Corporate Secretary, Envision Solar International, Inc., 5660 Eastgate Drive, San Diego, California 92121 or by telephone at (858) 799-4583. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the Annual Report or Proxy Statement and who would rather receive a single copy of these materials in the future may instruct the Company by directing their request in the same manner.

BALLOT

ENVISION SOLAR INTERNATIONAL, INC.

9270 Trade Place

San Diego, California 92126

(858) 799-4583

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 19, 2016

PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

WE ARE ASKING YOU FOR A PROXY, AND YOU ARE

REQUESTED TO SEND US A PROXY.

The undersigned hereby appoints Desmond Wheatley, Chief Executive Officer of Envision Solar International, Inc., proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Envision Solar International, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on December 19, 2016, at 4:00 p.m., Pacific Time, at 5660 Eastgate Drive, San Diego, California 92121, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1.         To elect a Board of up to four (4) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Nominees: Jay S. Potter, Anthony Posawatz, Peter Davidson and Desmond Wheatley:

[_]  FOR: nominees listed above (except as marked to the contrary below).

[_]  WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

2.         To ratify the appointment of Salberg & Company, P.A. as independent accountants for the fiscal year ending December 31, 2016:

[_] FOR	[_] AGAINST	[_] ABSTAIN

3.         To approve, by non-binding vote, executive compensation:

[_] FOR	[_] AGAINST	[_] ABSTAIN

4.         To approve an amendment to the Company's Articles of Incorporation in order to increase the number of authorized shares of common stock from 162,500,000, par value $0.001 per share to 490,000,000, par value $0.001 per share and to authorize 10,000,000 shares of preferred stock, par value $0.001 per share.

[_] FOR	[_] AGAINST	[_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned ________________and voted hereby.

Name & Address of Shareholder

_____________________________

_____________________________

_____________________________

(VOID WITHOUT INFO)

Signature of Stockholder

Signature if held jointly

Dated: ___________________________, 20__

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Exhibit 1 Form of Amendment

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Envision Solar International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is five hundred million (500,000,000) shares, consisting of (a) four hundred ninety million (490,000,000) shares of common stock, par value $0.001 per share, and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share. The preferred stock authorized by these Articles of Incorporation shall be issued in series. The Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series, and to fix the number of shares of any series.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15